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                                                                       EXHIBIT 5


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                         [LETTERHEAD OF TROY & GOULD]

                                                                        FILE NO.
                                                                         NTN 1.1

                               October 5, 1995



NTN Communications, Inc.
The Campus
5966 La Place Court
Carlsbad, California  92008

                    Re:  Registration Statement on Form S-3
                         ----------------------------------

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") of NTN Communications, Inc. (the "Company") which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,253,445 shares of Common Stock (the "Shares") of the Company and WCA Warrants to purchase an aggregate of 87,500 shares of Common Stock (collectively with the Shares, the "Securities") that may be resold by the securityholders identified in the Registration Statement. We are familiar with corporate proceedings heretofore taken by the Company in connection with the sale of the Securities. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon the foregoing, it is our opinion that the Securities have been duly and validly authorized and issued, and are fully paid and nonassessable.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to
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[LETTERHEAD OF TROY & GOULD]

NTN Communications, Inc.
October 5, 1995
Page 2


any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of said Act.

                              Very truly yours,

                              /s/ TROY & GOULD

                              TROY & GOULD
                              Professional Corporation